Exhibit 10.29

SHEN PENG

FIRST PRINCIPLES Z HOLDINGS LIMITED

SWISS RE PRINCIPAL INVESTMENTS COMPANY ASIA PTE. LTD.

POPULAR FESTIVE LIMITED

WATERDROP GROUP HK LIMITED (水滴集團(香港)有限公司 )

BEIJING ABSOLUTE HEALTH LTD. (北京健康之家科技有限公司)

BEIJING ZONGQING XIANGQIAN TECHNOLOGY CO., LTD. (北京纵情向前科技有限公司)

BEIJING SHUIDI HULIAN TECHNOLOGY CO., LTD (北京水滴互联科技有限公司)

BEIJING SHUIDI HUBAO TECHNOLOGY CO., LTD. (北京水滴互保科技有限公司)

BEIJING ZHUIQIU JIZHI TECHNOLOGY CO., LTD. (北京追求极致科技有限公司)

AND

WATERDROP INC.

SERIES D SUBSCRIPTION AGREEMENT

CONTENTS

Clause		Page

1.	Interpretation	2

2.	Sale and Purchase	13

3.	Conditions	13

4.	Completion	15

5.	Warranties	17

6.	Undertakings by the Company, the Founder and the Founder Entity	18

7.	Termination	22

8.	Indemnities	23

9.	Confidential Information	25

10.	Announcements	26

11.	Costs and Taxes	26

12.	General	26

13.	Entire Agreement	27

14.	Assignment	28

15.	Third Party Rights	28

16.	Notices	28

17.	Governing Law and Jurisdiction	29

18.	Governing Language	30

Schedule 1 Investment		1

Schedule 2 Share Capitalisation		2

Schedule 3 Warranties		3

Schedule 4 Actions Pending Completion		4

Schedule 5 Key Managers		5

Schedule 6 Notice Details		6

Exhibit 1 Disclosure Letter		7

Exhibit 2 Form of Shareholders Agreement		8

Exhibit 3 Form of Articles of Association		9

Exhibit 4 Form of IDG Onshore Loan Agreement		10

Exhibit 5 Form of IDG Promissory Note		11

THIS SERIES D SUBSCRIPTION AGREEMENT (this “Agreement”) is made on June 28, 2020

BETWEEN:

(1)	SHEN Peng, a citizen and resident of the PRC (identity card number: [***]) (“Founder”);

(2)

First Principles Z Holdings Limited, a company established under the laws of the British Virgin Islands, whose registered office is at Sertus Chambers, P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands (the “Founder Entity”);

(3)

Waterdrop Inc., an exempted company incorporated with limited liability in the Cayman Islands (with registered number [***]), whose registered office is at Sertus Chambers, Governors Square, Suite # 5-204, 23 Lime Tree Bay Avenue, P.O. Box 2547, Grand Cayman, KY1-1104, Cayman Islands (the “Company”);

(4)

Waterdrop Group HK Limited (水滴集團(香港)有限公司), a company incorporated with limited liability in the Hong Kong, whose registered office is at Room 1907, 19/F, Lee Garden One, 33 Hysan Avenue, Gauseway Bay, Hong Kong (the “Waterdrop HK”);

(5)

Wallbanck Brothers Financial Services (HK) Limited (華伯特金融服務(香港)有限公司), a company incorporated with limited liability in the Hong Kong, whose registered office is at Suite No.3 Tower 1 10/F, China Hong Kong City, 33 Canton Road, KL, Hong Kong (“Wallbanck”);

(6)

WATERDROP INTERNATIONAL PTE. LTD., a limited liability company incorporated and existing under the Laws of Singapore, whose registered office is at 12 Marina Boulevard, #17-01FZL, Marina Bay Financial Centre, Singapore (the “Singapore Subsidiary”);

(7)

Beijing Absolute Health Ltd. (北京健康之家科技有限公司)，a company incorporated with limited liability in the PRC (with registered number [***]), whose registered office is at Room 4103, 101, 1st Floor, Building 2, No. 208, Lize Middle Park, Chaoyang District, Beijing (the “WFOE”);

(8)

Beijing Zongqing Xiangqian Technology Co., Ltd. (北京纵情向前科技有限公司), a company incorporated with limited liability in the PRC (with registered number [***]), whose registered office is at Room 4301, 3rd Floor, Building 2, No. 208, Lize Middle Park, Chaoyang District, Beijing (“Zongqing Xiangqian”);

(9)

Beijing Shuidi Hulian Technology Co., Ltd (北京水滴互联科技有限公司), a company incorporated with limited liability in the PRC (with registered number [***]), whose registered office is at Room 4306, 3rd Floor, Building 2, No. 208, Lize Middle Park, Chaoyang District, Beijing (“Shuidi Hulian”);

(10)

Beijing Shuidi Hubao Technology Co., Ltd. (北京水滴互保科技有限公司)，a company incorporated with limited liability in the PRC (with registered number [***]), whose registered office is at Room 4203, 201, 2nd Floor, Building 2, No. 208, Lize Middle Park, Chaoyang District, Beijing (“Shuidi Hubao”); and

(11)

Beijing Zhuiqiu Jizhi Technology Co., Ltd. (北京追求极致科技有限公司), a company incorporated with limited liability in the PRC (with registered number [***]), whose registered office is at 822, 8th Floor, Building 3, Courtyard 12, Qingnian Road, Chaoyang District, Beijing (“Zhui Qiu Ji Zhi”, together with Zongqing Xiangqian, Shuidi Hulian and Shuidi Hubao, collectively the “Targets” and each a “Target”);

(12)	The persons listed in Part A (Investors) of Schedule 1 (Investment) (the “Investors”, and each an “Investor”);.

RECITALS:

(A)

As at the date of this Agreement, the Company owns one hundred per cent (100%) of the issued share capital of the Waterdrop HK, which in turn owns all of the equity interests of the WFOE. The WFOE has entered into the Structured Contracts (as defined below) with each of the Targets to exercise effective control over and obtain all economic benefits of the Target Group (as defined below). The Company, together with its direct and indirect, current and future subsidiaries (including but not limited to Waterdrop HK, WFOE, Wallbanck, the Singapore Subsidiary and each of the companies in the Target Group) shall together be referred to as the “Group” or the “Group Companies”, and each a “Group Company”.

(B)

Banyan Partners Fund III, L.P. (“Banyan”) has entered into or will enter into a share purchase agreement with the Founder Entity on or prior to the date hereof, pursuant to which Banyan agrees to purchase certain Ordinary Shares of the Company from the Founder Entity (the “Ordinary Share Transfer”), and the closing of the Ordinary Share Transfer shall take place simultaneously with the Completion hereof.

(C)	Each Investor agrees to subscribe for, and the Company agrees to issue and allot, the Series D Shares on the terms and subject to the conditions in this Agreement.

THE PARTIES AGREE as follows:

1.	INTERPRETATION

1.1	Definitions

In this Agreement:

“Accounts” means the audited consolidated balance sheet of the Group Companies as at the Last Accounting Date and the audited consolidated profit and loss statement and cash flow statement of the Group Companies for the 12 month period ended on the Last Accounting Date, and all notes, reports and other documents annexed to those accounts.

“Affiliate” means, in relation to a person, any other person which, directly or indirectly, controls, is controlled by or is under the common control of the first mentioned person. For the purposes of this Agreement, “control” means, in relation to any person, having the power to direct the management or policies of such person, whether through the ownership of more than fifty per cent (50%) of the voting power of such person, through the power to appoint a majority of the members of the board of directors or similar governing body of such person, or through contractual arrangements or otherwise, and references to “controlled” or “controlling” shall be construed accordingly.

“Agent” means, with respect to an entity, any director, officer, employee or other representative of such person; any person for whose acts such entity may be vicariously liable; and any other person that acts for or on behalf of, or provides services for or on behalf of, such entity, in each case, whilst acting in his capacity as such.

“AMR” means the State Administration for Market Regulation (previously known as the State Administration for Industry and Commerce or SAIC) and its local counterparts.

“Anti-Bribery Laws” means (i) to the extent applicable to any Group Company or any of its Agents from time to time, the US Foreign Corrupt Practices Act 1977, as amended, and the United Kingdom Bribery Act 2010, and (ii) any anti-bribery and anti-corruption laws or regulations in the PRC and any other jurisdiction where any Group Company is established, holds assets or operates, or in which its products are sold.

“Anti-Corruption Compliance Programme” has the meaning given in Clause 21.10 of Schedule 3 (Warranties).

“Applicable Accounting Standards” means, with respect to a person, the applicable accounting principles, regulations and standards, as promulgated and amended from time to time, including but not limited to the PRC Accounting Standards and the IFRS (as applicable).

“Applicable Data Protection Laws” means Chinese laws in effect in relation to personal data protection, privacy and cyber security, including but not limited to the Cyber Security Law of the PRC and the General Principle of Civil Law of the PRC, the subordinated regulations and implementation rules, and national standards.

“Applicable Laws” means, with respect to a person, any laws, regulations, rules, measures, guidelines, treaties, judgments, determination, orders or notices of any Government Authority or stock exchange that is applicable to such person.

“Approved Budget” has the meaning given to it in the Shareholders Agreement.

“Articles of Association” means the fifth amended and restated memorandum and articles of association of the Company in the form set out in Exhibit 3 (Form of Articles of Association), as the same may be amended, restated or replaced from time to time.

“Bao Duo Duo” means Baoduoduo Insurance Brokerage Co., Ltd. (保多多保险经纪有限公司), a company incorporated with limited liability in the PRC.

“Board” means the board of directors of the Company.

“Business” means the business the Group Companies currently engages in and purports to engage in in the future, including but not limited to the Principle Business.

“Business Day” means any day other than a Saturday or Sunday or public holiday in the PRC or Hong Kong.

“Cash Management Products” means money market instruments (including cash, bank financing products, fixed time deposits, wholesale deposits, monetary fund and other financial instruments with good liquidity recognized by the China Securities Regulatory Commission, China Banking and Insurance Regulatory Commission and the People’s Bank of the PRC), highly liquid financial products (T+1) and financial planning initiated and operated by insurance companies.

“Company’s Bank Account” means the bank account of the Company as shall have been notified by the Company to each Investor at least seven (7) Business Days before the Completion Date.

“Completion” means completion of the Subscription by any Investor in respect of its own investment in accordance with this Agreement.

“Completion Date” means the date on which the last of the Conditions (except for the conditions in 3.1.1, 3.1.2, 3.1.3 and 3.1.11) is satisfied or waived, or such other date as any Investor and the Company may agree in writing in respect of the Completion of such Investor.

“Condition” means a condition set out in Clause 3.1 (Conditions).

“Confidential Information” means:

(a)	all information which relates to the business and affairs of any Group Company or of any party; and

(b)	all information which relates to the provisions or subject matter of this Agreement or any document referred to herein or the negotiations relating to this Agreement,

but does not include information:

(i)	to the extent that it is generally known to the public not as a result of any breach of duty of confidentiality;

(ii)	that was lawfully in the possession of the receiving party prior to its disclosure by the disclosing party;

(iii)

that is or becomes available to the receiving party other than as a result of a disclosure by a person which the receiving party knows is in breach of a duty of confidentiality owed to the disclosing party; or

(iv)

relating solely to the shareholding of any of the Investors in the Company which is provided on a confidential basis by such Investor to a Governmental Authority in connection with the regulatory supervision of such Investor or its Affiliates.

“Disclosure Letter” means the letter from the Warrantors to each Investor in relation to the Warranties having the same date as this Agreement and delivered to each Investor prior to the execution of this Agreement in the form as attached in Exhibit 1 (Disclosure Schedule).

“Encumbrance” means a mortgage, charge, pledge, lien, option, restriction, right of first refusal, right of pre-emption, third-party right or interest, other encumbrance or security interest of any kind, or another type of preferential arrangement (including, without limitation, a title transfer or retention arrangement) having similar effect.

“ESOP” means the WATERDROP INC. 2018 SHARE INCENTIVE PLAN adopted by the Company on February 1, 2019 (as amended from time to time), or other employees’ share scheme or employee trust or share ownership plan or other profit sharing, bonus or incentive scheme as adopted by the Company from time to time.

“ESOP Shares” means any Ordinary Shares (or options representing any Ordinary Shares) issuable to employees, officers or directors of the Company pursuant to the ESOP.

“Government Authorities” means any national, provincial, municipal or local government, administrative or regulatory body or department, court, tribunal, arbitrator or any body that exercises the function of a regulator.

“Group” has the meaning given in Recital (A).

“Group Company” has the meaning given in Recital (A).

“HKIAC” has the meaning given in Clause 17.2 (Arbitration).

“Waterdrop HK” has the meaning given in Preamble.

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

“IDG Onshore Loan Agreement” means the loan agreement dated June 28, 2020 entered into by and among 上海集念企业管理咨询合伙企业(有限合伙) (the “IDG Lender”), IDG, the Founder, the Company and Zongqing Xiangqian, in the form as set forth in Exhibit 4 (Form of IDG Onshore Loan Agreement) attached hereto.

“IFRS” means International Financial Reporting Standards issued and/or adopted by the International Accounting Standards Board from time to time.

“Important Data” means non-public data or confidential information that is not state secret but would impact or endanger national interest or public interest of China or impact or endanger society as a whole in China if such non-public data or confidential information is leaked, lost, destroyed, or stolen, modified, access or otherwise illegally processed. The scope and definition of Important Data is subject to the Applicable Data Protection Laws.

“Intellectual Property” means all industrial and intellectual property rights (whether registered or not, including pending applications for registration of such rights and the right to apply for registration or extension of such rights) including, without limitation, patents, design patents, designs, copyright (including moral rights and neighbouring rights), database rights, rights in integrated circuits, trademarks, trading names, logos and other signs used in trade, internet domain names, rights in Knowhow and any rights of the same or similar effect or nature as any of the foregoing anywhere in the world.

“Intellectual Property Rights” has the meaning given in paragraph 9.1 of Schedule 3 (Warranties).

“Investors” means the persons set out in Part A (Investors) of Schedule 1 (Investment).

“Key Managers” means the persons set out in Schedule 5 (Key Managers).

“Knowhow” means all technical information, knowledge and expertise (including without limitation formulae, techniques, designs, specifications and procedures) relating to the design, production, manufacture, use, sale or marketing of any product, process or service.

“Last Accounting Date” means December 31, 2018.

“Leased Properties” has the meaning given in paragraph 10.1 of Schedule 3 (Warranties).

“Long Stop Date” means June 30, 2020 or such other date as the Investors and the Company may agree in writing.

“Management Accounts” means the unaudited balance sheet of each Target Group as at the Statement Date and the unaudited profit and loss statement of each Target Group in respect of the period starting on the day after the Last Accounting Date and ending on the Statement Date.

“Material Adverse Change” means any event, matter or circumstance (or series thereof) arising or occurring after the date of this Agreement which (on its own or in aggregate or in connection with the Completion) is, or is reasonably likely to be, materially adverse to (i) the existence, Business, operations, Intellectual Property Rights, assets, liabilities (including contingent liabilities), condition (financial, trading or otherwise), financial results or prospects of the Group, the Founder and/or the Founder Entity, (ii) the ability of the Target Group to carry out its Business (including Permits) or (iii) the ability of any party to perform its respective obligation under this Agreement or any Transaction Document.

“Material Intellectual Property Rights” means the list of Intellectual Property Rights set out in Section 9.1(11) of the Disclosure Letter.

“Miao Yi Hu Lian” means Miaoyi Hulian (Beijing) Technology Co., Ltd. (妙医互联（北京）科技有限公司), a company incorporated with limited liability in the PRC.

“Misrepresentation Ordinance” means the Misrepresentation Ordinance (Chapter 284 of the Laws of Hong Kong).

“Non-PRC Group Company” means any Group Company which is incorporated under the laws of a jurisdiction other than the PRC.

“Notice” has the meaning given in Clause 16.1 (Format of notice).

“Online Consultation Business” means the medical consultation business present by the Group Companies on the websites, mobile applications and other platforms developed or operated by the Group Companies in cooperation with third party service providers, including the business of “水滴电话医生” and the business of “欧阳管家”.

“Ordinary Shares” means the ordinary shares of par value USD 0.000005 each in the share capital of the Company.

“Permit” means:

(a)	any permit, licence, consent, approval, certificate, qualification or other authorisation; or

(b)	any filing, notification, or registration,

in each case necessary for the effective operation of any Group Company’s business or its ownership, possession, occupation or use of any asset.

“Personal Information” means any information, in electronic form or other form, that is able to directly or in combination with other information identify an individual (“Data Subject”) or reflects an identified individual’s activities, including but not limited to name, identification number, correspondence address, residential address, account information, financial information, personal health information and location data.

“PRC” means the People’s Republic of China excluding, for the purposes of this Agreement, the Special Administrative Regions of Hong Kong and Macao and the territory of Taiwan.

“PRC Accounting Standards” means the China Accounting Standards (CAS 2006) issued by the Ministry of Finance on 15 February 2006, as supplemented by relevant rules and guidelines issued from time to time, and other applicable PRC accounting regulations.

“PRC Group Company” means any Group Company which is established under the laws of the PRC.

“Preferred Shares” means Series Pre-A Shares, Series A Shares, Series A+ Shares, Series B Shares, Series C Shares, Series C+ Shares, Series C++ Shares and Series D Shares.

“Principal Business” means the businesses in Internet mutual-aid society, critical illness fund-raising and insurance, including Shui Di Chou Business, Shui Di Hu Zhu Business and Shui Di Bao Business.

“Processing” of Personal Information includes any operation or a set of operation which is performed on personal data or on sets of personal data, whether or not by automated means, such as collection, recording, organization, structuring, storage, adaption, or alteration, retrieval, consultation, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, restrictions, erasure or destruction.

“Property” means any Leased Property and includes a part of an individual property.

“Relevant Claim” means a Warranty Claim or any claim by any Investor for indemnification or pursuant to any other provision of this Agreement.

“Renminbi” or “RMB” means the lawful currency of the PRC.

“Reserved Matter” has the meaning given in the Shareholders Agreement.

“Rules” has the meaning given in Clause 17.2 (Arbitration).

“SAFE” means the State Administration of Foreign Exchange or its competent local counterpart.

“Series A Shares” means the series A preferred shares of par value USD 0.000005 each in the share capital of the Company having the rights, powers and preferences set out in the Articles of Association.

“Series A+ Shares” means the series A+ preferred shares of par value USD 0.000005 each in the share capital of the Company having the rights, powers and preferences set out in the Articles of Association.

“Series B Shares” means the series B redeemable convertible preferred shares of par value USD 0.000005 each in the share capital of the Company having the rights, powers and preferences set out in the Articles of Association.

“Series C Shares” means the series C redeemable convertible preferred shares of par value USD 0.000005 each in the share capital of the Company having the rights, powers and preferences set out in the Articles of Association.

“Series C+ Shares” means the series C+ redeemable convertible preferred shares of par value USD 0.000005 each in the share capital of the Company having the rights, powers and preferences set out in the Articles of Association.

“Series C++ Shares” means the series C++ redeemable convertible preferred shares of par value USD 0.000005 each in the share capital of the Company having the rights, powers and preferences set out in the Articles of Association.

“Series D Shares” means the series D redeemable convertible preferred shares of par value USD 0.000005 each in the share capital of the Company having the rights, powers and preferences set out in the Articles of Association.

“Series Pre-A Shares” means the series pre-A preferred shares of par value USD 0.000005 each in the share capital of the Company having the rights, powers and preferences set out in the Articles of Association.

“Share” means any of the issued shares of the Company.

“Shareholders” means the holder of any Share of the Company.

“Shareholders Agreement” means the third amended and restated shareholders agreement to be entered into between the Shareholders in the form set out in Exhibit 2 (Form of Shareholders Agreement).

“Shui Di Bao Business” means the business of insurance (水滴保业务) operated by Bao Duo Duo.

“Shui Di Chou Business” means the business of critical illness fund-raising (including fund-raising by individuals and through charity organizations) (水滴筹业务) operated by Shuidi Hubao.

“Shui Di Hu Zhu Business” means the business of Internet mutual-aid society (水滴互助业务) operated by Shuidi Hulian.

“Statement Date” means February 29, 2020.

“Structured Contracts I” means: (i) Exclusive Business Cooperation Agreement (独家业务合作协议) by and between the WFOE and Zongqing Xiangqian, dated November 2, 2018, (ii) Exclusive Option Agreement (独家购买权协议) by and among the WFOE, Zongqing Xiangqian and the equity holders of Zongqing Xiangqian, dated November 27, 2019, (iii) Equity Pledge Agreement (股权质押协议) by and among the WFOE, Zongqing Xiangqian and each equity holder of Zongqing Xiangqian, dated November 27, 2019, (iv) Power of Attorney (授权委托书) by and between the WFOE and each equity holder of Zongqing Xiangqian, dated November 27, 2019, (v) Loan Agreement (借款协议) entered into by and among the WFOE and each equity holder of Zongqing Xiangqian, dated November 27, 2019, and (vi) Consent Letter of Spouse (配偶同意函) by the spouse of each equity holder of Zongqing Xiangqian, dated November 27, 2019, each as amended from time to time.

“Structured Contracts II” means (i) Exclusive Business Cooperation Agreement (独家业务合作协议) by and between the WFOE and Shuidi Hubao, dated November 2, 2018, (ii) Exclusive Option Agreement (独家购买权协议) by and among the WFOE, Shuidi Hubao and the equity holders of Shuidi Hubao, dated November 2, 2018, (iii) Equity Pledge Agreement (股权质押协议) by and among the WFOE, Shuidi Hubao and each equity holder of Shuidi Hubao, dated November 2, 2018, (iv) Power of Attorney (授权委托书) by and between the WFOE and each equity holder of Shuidi Hubao, dated November 2, 2018, (v) Consent Letter of Spouse (配偶同意函) by the spouse of the Founder, dated November 2, 2018, each as amended from time to time.

“Structured Contracts III” means (i) Exclusive Business Cooperation Agreement (独家业务合作协议) by and between the WFOE and Shuidi Hulian, dated July 31, 2019, (ii) Exclusive Option Agreement (独家购买权协议) by and among the WFOE, Shuidi Hulian and the equity holders of Shuidi Hulian, dated July 31, 2019, (iii) Equity Pledge Agreement (股权质押协议) by and among the WFOE, Shuidi Hulian and each equity holder of Shuidi Hulian, dated July 31, 2019, (iv) Power of Attorney (授权委托书) by and between the WFOE and each equity holder of Shuidi Hulian, dated July 31, 2019, (v) Consent Letter of Spouse (配偶同意函) by the spouse of each equity holder of Shuidi Hulian, dated July 31, 2019, each as amended from time to time.

“Structured Contracts IV” means: (i) Exclusive Business Cooperation Agreement (独家业务合作协议) by and between the WFOE and Zhui Qiu Ji Zhi, dated October 28, 2019, (ii) Exclusive Option Agreement (独家购买权协议) by and among the WFOE, Zhui Qiu Ji Zhi and the equity holders of Zhui Qiu Ji Zhi, dated October 28, 2019, (iii) Equity Pledge Agreement (股权质押协议) by and among the WFOE, Zhui Qiu Ji Zhi and each equity holder of Zhui Qiu Ji Zhi, dated October 28, 2019, (iv) Power of Attorney (授权委托书) by and between the WFOE and each equity holder of Zhui Qiu Ji Zhi, dated October 28, 2019, (v) Loan Agreement (借款协议) entered into by and among the WFOE and each equity holder of Zhui Qiu Ji Zhi, dated October 28, 2019, and (vi) Consent Letter of Spouse (配偶同意函) by the spouse of each equity holder of Zhui Qiu Ji Zhi, dated October 28, 2019, each as amended from time to time.

“Structured Contracts” means Structured Contracts I, Structured Contracts II, Structured Contracts III and Structured Contracts IV.

“Subscription” means the subscription by any of the Investors of the Subscription Shares set out opposite its own name in accordance with this Agreement.

“Subscription Price” means the subscription price set out in the column headed Subscription Price of Part B (Investment Particulars) of Schedule 1 (Investment).

“Subscription Shares” means the subscription shares set out in the column headed Subscription Shares of Part B (Investment Particulars) of Schedule 1 (Investment).

“Swiss Re Director” means the one director of the Company nominated by Swiss Re.

“Target” has the meaning given in Preamble;

“Target Group” means the group of companies comprising the Targets and each of their direct and indirect subsidiaries;

“Tax” means any form of taxation, levy, duty, charge, contribution, or withholding of whatever nature (including any related fine, penalty, surcharge or interest) imposed, collected or assessed by, or payable to, any national, provincial, municipal or local government or other authority, body or official anywhere in the world exercising a fiscal, revenue, customs or excise function.

“Tencent” has the meaning given in the Shareholders Agreement.

“Tian Xia You Zhi” means 北京天下有知科技有限公司, a company incorporated with limited liability in the PRC, which provides for-value knowledge services platform Zhu Zi Hao Ke（竹子好课）of the Group.

“Transaction Documents” means this Agreement, the Shareholders Agreement, the Articles of Association, and any other related document necessary for or in connection with the Subscription.

“US Dollar” or “USD” means the lawful currency of the United States of America.

“User Agreements” means the online user agreement agreed by and between the applicable Group Company and its online users.

“Warrantor” means any of the Founder, the Founder Entity, and the Group Companies.

“Warranty” means a statement contained in Schedule 3 (Warranties).

“Warranty Claim” means a claim by any Investor under or pursuant to the provisions of Clause 5.1 (Warranties).

“WFOE” has the meaning given in Preamble.

“Zhu Zi Hao Ke Business” means the operation of for-value knowledge service by Tian Xia You Zhi, including providing a platform for uploading, downloading and online view of video and audio programs, sale of electronic books and magazines and other operation of music and entertainment products through the internet.

1.2	References

In this Agreement, a reference to:

1.2.1

a “subsidiary” means, with respect to any given person, any person of which the given person, directly or indirectly owns more than fifty per cent (50%) of the issued and outstanding share capital, voting interests, registered capital or other equity interest;

1.2.2

a “holding company” means, with respect to a company, any other company which directly or indirectly owns more than fifty per cent (50%) of the voting shares, registered capital or other equity interest in the first mentioned company;

1.2.3

a “person” includes a reference to any individual, company, enterprise or other economic organisation, or any Government Authority, or any joint venture, association, partnership, collective, trade union or employee representative body (whether or not having separate legal personality) and includes a reference to that person’s legal personal representatives, successors and permitted assigns;

1.2.4

a “party” or “parties”, unless the context otherwise requires, is a reference to a party or parties to this Agreement and includes a reference to that party’s legal personal representatives, successors and permitted assigns;

1.2.5	an agreement or a document is a reference to such agreement or document as amended, restated or supplemented from time to time, unless otherwise expressed to the contrary;

1.2.6	a document in the “agreed form” is a reference to a document in a form approved and for the purposes of identification initialled by or on behalf of each party;

1.2.7	a clause, paragraph or schedule, unless the context otherwise requires, is a reference to a clause or paragraph of, or schedule to, this Agreement;

1.2.8

a statutory provision includes a reference to the statutory provision as modified from time to time before the date of this Agreement and any implementing regulations made under the statutory provision (as so modified) before the date of this Agreement;

1.2.9

any Hong Kong legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall in respect of any jurisdiction other than Hong Kong be deemed to include what most nearly approximates in that jurisdiction to the Hong Kong legal term and any Hong Kong ordinance or regulation shall be construed so as to include equivalent or analogous laws of any other jurisdiction;

1.2.10

liability under, pursuant to or arising out of (or any analogous expression) any agreement, contract, deed or other instrument includes a reference to contingent liability under, pursuant to or arising out of (or any analogous expression) that agreement, contract, deed or other instrument;

1.2.11

a party being liable to another party, or to liability, includes, but is not limited to, any liability in equity, contract or tort (including negligence) or under the Misrepresentation Ordinance (Chapter 284 of the Laws of Hong Kong);

1.2.12	a time of the day is a reference to the time in Hong Kong;

1.2.13	the singular includes the plural and vice versa unless the context otherwise requires; and

1.2.14

in calculations of share numbers, (i) references to a “fully-diluted basis” mean that the calculation is to be made assuming that all outstanding options, warrants and other equity securities convertible into or exercisable or exchangeable for Ordinary Shares (whether or not by their terms then currently convertible, exercisable or exchangeable) have been so converted, exercised or exchanged; and (ii) references to an “as-converted basis” mean that the calculation is to be made assuming that all Preferred Shares in issue have been converted into Ordinary Shares.

1.3	Schedules and Exhibits

The Schedules and Exhibits to this Agreement form part of this Agreement.

1.4	Headings

The headings in this Agreement do not affect its interpretation.

1.5	Knowledge of Warrantors

A reference in Schedule 3 (Warranties) to “the knowledge of the Warrantors” includes, without limitation, the knowledge, information and belief of the Founder, the Founder Entity, each Group Company, and that of the directors and senior management personnel of each Group Company and the Founder Entity, and is deemed to include the knowledge, information and belief which such persons would have if each of them had made all reasonable enquiries as a prudent business person, including but not limited to due inquiry of all officers, directors, employees, consultants and professional advisers of the Group Companies.

1.6	Exchange rate

For the purposes of this Agreement, any monetary sum which is expressed in Renminbi and which is payable in US Dollars shall be converted into US Dollars at the middle rate for the exchange of Renminbi into US Dollars at the close of business in the PRC on the day immediately prior to the day on which such payment is due (or, if such day is not a Business Day, on the Business Day immediately preceding such day) as published by the People’s Bank of China.

2.	SALE AND PURCHASE

2.1	Subscription of Series D Shares

2.1.1

Each Investor agrees to subscribe for, and the Company agrees to issue and allot the number of Series D Shares set out opposite its name in Part B (Investment Particulars) of Schedule 1 (Investment) (the “Subscription Shares”), free from any Encumbrances at the respective subscription price set out opposite its name in Part B (Investment Particulars) of Schedule 1 (Investment) (the “Subscription Price”).

2.1.2

The Subscription Shares, when issued at Completion, will comprise 5.9076 per cent (5.9076%) of the Company’s allotted share capital on a fully-diluted and as-converted basis immediately after the Completion.

2.2	Status of Subscription Shares

The Company undertakes to each Investor that the Subscription Shares will, when issued, have such rights, powers and preferences as set out in Exhibit 3 (Form of Articles of Association).

2.3	Use of proceeds

From Completion, the Company and the Targets shall, and shall procure the Group Companies to, apply the proceeds from the issue of the Subscription Shares in accordance with the Approved Budget for the expansion of and capital expenditure relating to the Principal Business, and repay any outstanding principal amount under the IDG Onshore Loan Agreement to the IDG Lender (if needed) unless approved by the Board as a Reserved Matter. Unless otherwise approved in accordance with the terms and provisions of this Agreement or the Shareholders Agreement, the proceeds shall not be used in the payment of any debts or obligations of the Group Companies or in the repurchase or cancellation of securities held by any shareholders of the Group Companies.

3.	CONDITIONS

3.1	Conditions

Completion is conditional on each of the following Conditions being satisfied (or waived by any Investor in respect of its own Subscription in accordance with Clause 3.3 (Waiver of Conditions)) on or before the Long Stop Date:

3.1.1	there has been no material breach of any of the Warranties as given on the date of this Agreement and as at Completion as if made on that date;

3.1.2	there has been no material breach by the Group, the Founder or the Founder Entity of any provision contained in this Agreement (including without limitation Schedule 4 (Action pending Completion);

3.1.3	there has been no Material Adverse Change to the Group, the Founder and/or the Founder Entity since the Statement Date;

3.1.4	the due execution of the Transaction Documents that are required to be executed by each of the relevant parties thereto (other than the Investors);

3.1.5

the passing of written resolutions or the minutes of a duly convened meeting of the shareholders or directors of the Company, in a form and substance to the satisfaction of such Investor, (i) approving the issue of the Subscription Shares upon Completion; (ii) adopting the Articles of Association containing the rights, powers and preferences of the Shares; (iii) approving the appointment of the Swiss Re Director upon Completion; and (iv) authorising the relevant person executing the Transaction Documents on the Company’s behalf;

3.1.6

the Company providing evidence to such Investor that Tencent has waived its super pre-emption right in connection with the issuance of Series D Shares and all Shareholders has waived their respective pre-emption right in connection with the issuance of Series D Shares;

3.1.7

the passing of written resolutions of the Group Companies which are parties to the Transaction Documents or the minutes of a duly convened meeting of the shareholders or directors of such Group Companies approving the transactions contemplated by the applicable Transaction Documents, in the form and substance to the satisfaction of such Investor;

3.1.8

the Company delivering to such Investor an opinion as to the laws of the Cayman Islands dated as of the Completion Date addressed to such Investor, in the form and substance to the satisfaction of such Investor;

3.1.9	the Company delivering to such Investor an opinion as to the laws of the PRC dated as of the Completion Date addressed to such Investor, in the form and substance to the satisfaction of such Investor;

3.1.10

the due execution by each of the Key Managers, on the one hand, and the relevant Group Company, on the other hand, or the continuance of an employment contract including provisions on non-competition, confidentiality and intellectual property in the form and substance satisfactory to such Investor;

3.1.11

no Governmental Authority of competent jurisdiction shall have enacted, issued or promulgated any Law or granted any order that is in effect and has the effect of making the transactions contemplated by the Transaction Documents illegal in any jurisdiction in which the Group Companies have material business or operations or in which a Group Company is incorporated or which has the effect of prohibiting or otherwise preventing the consummation of any of such transactions in any jurisdiction in which the Group Companies have material business or operations, and each Group Company shall have obtained any and all Approvals and waivers necessary for the consummation of the transactions contemplated hereby, each of which shall be in full force and effect as of the Completion; and

3.1.12

the Company delivering a certificate dated as of the Completion Date signed by a director of the Company evidencing the Conditions set out in sub-clauses 3.1.1, 3.1.2, 3.1.3 and 3.1.11 have been satisfied.

3.2	Responsibility for satisfaction of Conditions

3.2.1

Each of the Company, the Group Companies, the Founder and the Founder Entity shall use its best efforts to achieve satisfaction of each Condition set out in Clause 3.1 (Conditions) as soon as practicable after the date of this Agreement and in any event by not later than the Long Stop Date.

3.2.2

If, at any time, any of the parties becomes aware of the satisfaction of any Condition that it is responsible for the satisfaction or becomes aware of any fact or circumstance that might prevent any Condition from being satisfied, it shall immediately inform the other parties in writing.

3.3	Waiver of Conditions

At any time on or before the Long Stop Date, any Investor may waive any of the Conditions set out in Clause 3.1 (Conditions) in respect of its own Completion by notice to the Company and the Founder on any terms such Investor decides.

4.	COMPLETION

4.1	Date and place

Completion shall take place on the Completion Date remotely via electronic exchange of documents and signatures.

4.2	Actions to be taken at Completion

4.2.1	At Completion, the Company shall:

(a)	issue and allot to each Investor the number and class of Subscription Shares as set out in Part B (Investment Particulars) of Schedule 1 (Investment), as fully paid and free from any Encumbrances;

(b)

register each Investor as the holder of the relevant Subscription Shares in the register of members of the Company and deliver to such Investor the register of members of the Company evidencing the registration of such Investor or its nominee(s) as a shareholder of the Company and its legal ownership of the Subscription Shares or a copy certified to be a true copy by the Company’s registered agent;

(c)

register the Swiss Re Director as a member of the Board in the register of directors of the Company and deliver to each Investor the register of directors of the Company evidencing the registration of the Swiss Re Director or a copy certified to be a true copy by the Company’s registered agent; and

(d)

deliver to each Investor a copy of the duly executed share certificate in the name of such Investor reflecting such Investor as the holder of the relevant Subscription Shares, with the original duly executed share certificate delivered to such Investor within ten (10) Business Days after the Completion Date.

4.2.2

Within fifteen (15) Business Days after the Completion, each Investor shall make the payment of its respective Subscription Price set out opposite its name in Part B (Investment Particulars) of Schedule 1 (Investment) in the following manners:

(a)	Swiss Re shall make the payment of the Subscription Price by initiation of wire transfer of immediately available funds to the Company’s Bank Account; and

(b)

IDG shall pay its Subscription Price by issuance of the promissory note to the Company, substantially in the form as attached hereto as Exhibit 5 (Form of IDG Promissory Note) (the “IDG Promissory Note”). The principal amount under the IDG Promissory Note shall be equal to the relevant Subscription Price of IDG. The parties agree and acknowledge that, the issuance of the Promissory Notes by IDG shall constitute payment in full of its Subscription Price payable by it hereunder, and upon such issuance, the Subscription Shares to be subscribed by IDG pursuant to this Agreement shall be deemed to be fully-paid (and shall be recorded as fully-paid in the register of members of the Company).

4.3	Investors’ obligation to complete

Neither the Investors is obliged to purchase the Subscription Shares at the Completion Date unless the Company complies with all its obligations under this Clause 4 and Clause 6.1.

4.4	Right to postpone or terminate

If Completion does not take place on the Completion Date, or the Company fails to comply with any of its obligations under this Clause 4 (whether such failure by the Company amounts to a repudiatory breach or not), any Investor may by notice to the Company within ten (10) days after the Completion Date, in respect of its own Subscription:

4.4.1	proceed to Completion to the extent reasonably practicable;

4.4.2	postpone Completion to a date not later than the Long Stop Date; or

4.4.3	terminate this Agreement.

4.5	Postponement of Completion

If any Investor postpones Completion of its own Subscription to another date in accordance with sub-clause 4.4.2 of Clause 4.4 (Right to postpone or terminate), the provisions of this Agreement apply as if that other date is the Completion Date in respect of its own Completion.

5.	WARRANTIES

5.1	Warranties

Each of the Warrantors jointly and severally represents and warrants to each Investor that each Warranty is true, accurate and not misleading at the date of this Agreement. Immediately before Completion, each of the Warrantors is deemed to jointly and severally represent and warrant to each Investor that each Warranty is true, accurate and not misleading by reference to the facts and circumstances as at Completion. For this purpose only, where there is an express or implied reference in a Warranty to the “date of this Agreement”, that reference is to be construed as a reference to Completion.

5.2	Reliance on Warranties

Each of the Warrantors acknowledges that each Investor is entering into this Agreement in reliance on each Warranty which has also been given as a representation and with the intention of inducing such Investor to enter into this Agreement.

5.3	Disclosure Letter

The Warranties, other than the warranty set out in paragraph 9.6 of Schedule 3 (Warranties), are qualified by the facts and circumstances fully, fairly, specifically and accurately disclosed in the Disclosure Letter. Each disclosure under a paragraph number of the Disclosure Letter shall qualify the Warranties in the corresponding paragraph in Schedule 3 (Warranties). Any facts and circumstances being disclosed shall only be regarded as being fully, fairly, specifically and accurately disclosed in the Disclosure Letter if:

5.3.1	in the context of the disclosures contained in the Disclosure Letter:

(a)

the significance of the information disclosed and its relevance to a particular Warranty ought reasonably to be appreciated by each Investor, taking into account the paragraphs or subject matters in relation to which the information was disclosed; and

(b)	there is no omitted information from the information disclosed which would have the effect of rendering the information so disclosed misleading in any respect; and

5.3.2	in the context of any document treated as disclosed by the Disclosure Letter which have been provided to each Investor, the matter disclosed is reasonably apparent from the terms of the document.

5.4	Investors’ knowledge not a defence

Nothing disclosed by the Warrantors to each Investor other than in the Disclosure Letter and in accordance with the provisions of Clause 5.3 (Disclosure Letter) shall constitute disclosure for the purposes of this Agreement. No other knowledge of such Investor or its advisers relating to any Group Company (actual, constructive or imputed) prevents or limits a claim made by such Investor for breach of Clause 5.1 (Warranties). The Warrantors shall not invoke the knowledge of such Investor or its advisers (actual, constructive or imputed) of a fact or circumstance which might make any Warranty untrue, inaccurate or misleading as a defence to a claim for breach of Clause 5.1 (Warranties).

5.5	No claims against directors and employees

Each of the Warrantors undertakes not to make any claim against a director, manager or employee of any Group Company which it may have in respect of a misrepresentation, inaccuracy or omission in or from information or advice provided by such person for the purpose of assisting such Warrantor to make any representation, give any Warranty or prepare the Disclosure Letter.

5.6	Independence of Warranties

Each Warranty is to be construed independently and (except where this Agreement provides otherwise) is not limited by a provision of this Agreement or another Warranty.

6.	UNDERTAKINGS BY THE COMPANY, THE FOUNDER AND THE FOUNDER ENTITY

Pre-Completion undertakings

6.1

Between the execution of this Agreement and the Completion Date, each of the Warrantors jointly and severally undertakes to each Investor to procure that, between the date of this Agreement and the Completion Date:

6.1.1	each Group Company shall conduct its business in the ordinary and usual course as it is carried on as at the date of this Agreement; and

6.1.2	without limiting the generality of the foregoing, each Group Company shall comply with Schedule 4 (Action pending Completion).

Post-Completion undertakings

6.2	Each of the Warrantors jointly and severally undertakes to each Investor to procure the following.

6.2.1

Shuidi Hubao or other applicable Group Companies shall, as soon as practicable after the date of this Agreement, use best efforts to re-apply and complete the registration of, acquire and/or obtain a valid licence for use (each in form and substance to the reasonable satisfaction of each Investor) of the following Intellectual Property (each in form and substance to the reasonable satisfaction of each Investor):

(a)	“水滴” in Class 36;

(b)	“水滴互助” in Classes 36 and 42; and

(c)	“水滴筹” in 35.

6.2.2

Each PRC Group Company shall as soon as practicable after the Completion Date, use best efforts to make all such applicable filings, registrations and payments of relevant fees in connection with the registrations, renewals or maintenance of all Intellectual Property which the Board (acting reasonably) considers to be material to the Group’s Business (including but not limited to the Material Intellectual Property Rights) and take all reasonable actions to protect such Intellectual Property, including without limitation, challenging or acquiring similar Intellectual Property registered by third parties in products and services relevant to the Group’s Business.

6.2.3

Each PRC Group Company shall, as soon as practicably possible following the Completion Date and to the extent not adversely affecting the process of the Company’s initial public offering, use best efforts to:

(a)	make all contributions to employee social insurance benefits required to be made under the PRC laws relating to social insurance;

(b)	make all contributions to mandatory housing funds required to be made under the PRC laws relating to housing fund;

(c)	withhold and pay to the appropriate Government Authority all individual income tax amounts required to be withheld from employees of the Group; and

(d)	file all necessary tax returns required to be filed by it in accordance with the PRC laws and pay all taxes to appropriate Governmental Authorities shown to be due on such returns.

6.2.4

The Group shall, and the Founder and the Founder Entity shall procure that the Group and each of its subsidiaries, on and after Completion, continue to comply with Applicable Laws and requirements of Government Authorities on the business as conducted by the Group Companies in all material aspects and perform its respective obligations under each Transaction Document in all material aspects.

6.2.5

Each of the Warrantors shall continue to comply with all the Structured Contracts to which it is a party and cause all of the transactions contemplated thereunder to be consummated in accordance with the terms and conditions thereof; and in the event there is any change in Applicable Law which may render the Structured Contracts invalid or unenforceable in whole or in part, each of the Warrantors shall use best efforts to negotiate and enter into substitutive, valid and enforceable provisions and agreements which most nearly effects the parties’ intent in entering into the Structured Contracts.

6.2.6	The Group shall, and the Founder and the Founder Entity shall procure that the Group shall, use the proceeds from the Subscription in accordance with Clause 2.3.

6.2.7

Unless prior written consent of the Investors is given, for so long as the Founder holds any Share or is involved in the business or operation of any Group Company, and for a period of two years following the later of (i) the Founder ceasing to hold any interest in the Company; or (ii) the Founder ceasing to be involved in the business or operation of any Group Company, neither the Founder, the Founder Entity or other subsidiaries controlled by the Founder or the Founder Entity shall:

(a)	create or support any entity which competes directly or indirectly with the Principal Business of the Group;

(b)	carry out business that is similar to or in competition with the Principal Business of the Group (“Competing Business”); or

(c)

hold or be entitled to any interest in any entity which carries out a Competing Business, except that the Founder or the Founder Entity or other subsidiaries controlled by the Founder or the Founder Entity may own stock in publicly traded companies which carries out a Competing Business in an amount not to exceed one percent (1%) of such publicly traded company’s outstanding capitalization.

6.2.8	The Founder shall use his best efforts in the operations of the Group.

6.2.9	The Group shall obtain any material Permits in a timely manner and maintain their validity, and operate the Business in accordance with the terms of the Transaction Documents and Applicable Laws.

6.2.10

The Group shall not, and the Founder and the Founder Entity shall procure that the Group shall not, use the funds of the Group to purchase any financial investment products, provided, however, that only to the extent permitted by applicable Laws and regulatory policies, the Group shall be permitted to use (x) the members recharge funds (会员充值款) from the Shui Di Hu Zhu Business only to purchase bank deposits (银行存款) (including fixed time deposits); (y) the precipitation funds (沉淀资金) received by Shui Di Chou Business only to invest in (i) money market fund (货币基金); (ii) low-risk bank financing products (低风险银行理财产品) which could be liquidated at any time and which are issued by the account bank at which such precipitation funds (沉淀资金) received by Shui Di Chou Business have been deposited; or (iii) principal-guaranteed structured deposits (保本型结构性存款) with a maturity period of three (3) months or less; and (z) all the other cash generated by the Group, including but not limited to the other cash generated by the Group Companies in their ordinary course of business and the proceeds from any equity financings of the Group, to purchase any Cash Management Products.

6.3	Each of the Warrantors jointly and severally undertakes to each Investor that after Completion:

6.3.1

the Group shall operate its business in accordance with the User Agreements, Shuidi Hulian shall at all times comply with the depository agreement entered into by Shuidi Hulian and Ping An Bank Limited on June 24, 2019 (including its amendment from time to time) or other substitute agreements in force, and Shuidi Hubao shall at all times comply with the depository agreement entered into by Shuidi Hubao and Ping An Bank Limited in August 2019 (including its amendment from time to time) or other substitute agreements in force;

6.3.2

Miao Yi Hu Lian shall (i) maintain in full force and effect the Class II Medical Devices Operation Record Filing Certificate (第二类医疗器械经营备案), and (ii) display the aforementioned filing information on the sales webpage of medical devices operated by Miao Yi Hu Lian;

6.3.3

within three (3) months after the Completion, Bao Duo Duo shall complete the registration for all its offline sales forces on the online system designated by China Banking and Insurance Regulatory Commission (CBIRC); and

6.3.4	within six (6) months after the Completion, Tian Xia You Zhi shall terminate the Zhu Zi Hao Ke business.

6.4	The Group Companies shall make commercially reasonable efforts to comply with the Applicable Data Protection Laws at all times, including but not limited to:

6.4.1	the Group Companies shall at all times comply with the company policies with regard to cyber security and protection of user’s Personal Information and privacy formulated by any Group Companies;

6.4.2

the Group Companies shall amend the privacy policy or privacy notice, and the user agreement of all mobile APPs, WeChat mini programs and WeChat public accounts that collect and use Personal Information of users and are operated by the Group Companies if such amendment is required under the Applicable Data Protection Laws. The users shall be prompted and notified of the privacy policy or notice, and user agreement in a manner that is fair and not forcing the users to provide their informed and explicit consent to the Group Companies for Processing of Personal Information; and

6.4.3

the Group Companies shall update the confidentiality agreement or other agreement that bind and require all employees, dispatched workers or volunteers to protect Personal Information or Important Data that is Processed by Group Companies and set up a regular training program that provides training on protection of Personal Information to all employees, dispatched workers and volunteers.

6.5

Each of the Warrantors jointly and severally undertakes to the Investors to procure that, within three (3) months after the Completion Date, the Company will not offer to any Shareholder for subscription or purchase any preferred shares with rights and privileges more favourable than those of the Series D Shares or at a price per share lower than USD 0.4845844.

7.	TERMINATION

7.1	Right to terminate or proceed

7.1.1	If, at any time before Completion:

(a)	there is a Material Adverse Change to the Group taken as a whole;

(b)	any Government Authority issues, promulgates or enforces any law, regulation, rule, policy, order or notice that prohibits the completion of the transactions contemplated by this Agreement;

(c)

there is a material breach of any of the Warranties as given on the date of this Agreement, or any event occurs which would constitute a material breach of any of the Warranties as if the Warranties were repeated on each day before the Completion Date by reference to the facts and circumstances then existing, and for this purpose only any references in the Warranties to the “date of this Agreement” shall be construed as references to the relevant date; or

(d)	any Warrantor is in material breach of any provision of this Agreement (including without limitation Schedule 4 (Action pending Completion)),

any Investor may by notice in writing to the Warrantors elect to proceed to Completion or terminate this Agreement, solely in respect of its own Subscription.

7.1.2

If any Condition has neither been waived in accordance with Clause 3.3 (Waiver of Conditions) nor satisfied by the Long Stop Date, or Completion has not taken place by the Long Stop Date, any Investor shall have the right to terminate this Agreement with immediate effect by giving written notice to the Company and the Founder, solely in respect of its own Subscription.

7.1.3

If any Investor fails to pay its Subscription Price within fifteen (15) Business Days after Completion in respect of its own Subscription in accordance with Clause 4.2.2, the Warrantors shall have the right to terminate this Agreement in respect of that Investor’s Subscription with immediate effect by giving written notice to such Investor and the Company shall have the right to cancel the Subscription Shares issued to such Investor.

7.1.4	This Agreement may be terminated prior to the Completion by mutual written consent of the parties.

7.1.5

Notwithstanding anything to the contrary, if this Agreement is terminated prior to the Completion in respect of the Subscription of Swiss Re, this Agreement shall be automatically terminated in respect of the Subscription of IDG.

7.2	Obligation to notify

Each of the Warrantors jointly and severally undertakes to notify each Investor in writing immediately if it becomes aware of a matter, breach, event, fact or circumstance that may give rise to a right of termination under Clause 7.1 (Right to Terminate) (and, in any event, within three (3) Business Days of the occurrence of such matter, breach, event, fact or circumstance).

7.3	Effect of termination

Each party’s further rights and obligations cease immediately on termination, except that Clauses 8 (Indemnities), 9 (Confidential Information), 10 (Announcements), 11 (Costs and Taxes), 12 (General), 13 (Entire Agreement), 16 (Notices), 17 (Governing Law and Jurisdiction) and 18 (Governing Language) shall survive the termination of this Agreement and shall continue in full force and effect. Termination does not affect a party’s accrued rights and obligations as at the date of termination and shall not release any Party from any liability that has already accrued as of the date of such termination, or constitute a waiver or release of, or otherwise be deemed to prejudice or adversely affect, any rights, remedies or claims, whether for damages or otherwise, which a Party may have under this Agreement or applicable Laws or which may arise out of or in connection with such termination.

8.	INDEMNITIES

8.1	Indemnities

8.1.1

Each of the Warrantors shall jointly and severally indemnify each Investor, and keep such Investor indemnified, on demand against each loss, liability and cost suffered or incurred (directly or indirectly) by such Investor (including, without limitation, loss of profit) as a result of or which arises out of or in connection with any of the following matters:

8.1.1.1	any breach of any of the Warranties (subject to any qualifications of the Warranties in accordance with Clause 5.3 (Disclosure Letter) by disclosures in the Disclosure Letter); and

8.1.1.2	any breach by the Warrantors of any undertaking or provision contained in this Agreement (including without limitation Clause 6 and Schedule 4 (Action pending Completion)).

8.1.2

Without derogating from the generality of the foregoing, the Warrantors shall also, jointly and severally, indemnify each Investor for any and all losses, resulting from, or arising out of, or due to, directly or indirectly, as a result of or which arises out of or in connection with any of the following matters. Such indemnities shall not be prejudiced by or be otherwise subject to any disclosure (in the Disclosure Letter or otherwise) and shall apply regardless of whether the Group Companies or Warrantors have any knowledge with respect thereto:

8.1.2.1

any failure by any Group Company to pay any Tax which it is liable to pay (including withholding and paying on behalf of another person) (including without limitation any penalties, fines or interest in connection with Tax) prior to the Completion;

8.1.2.2	any failure by any Group Company to comply with Applicable Laws prior to the Completion;

8.1.2.3

any fines, penalties and late fees incurred arising from or in connection with any Group Company’s failure to pay any Housing Fund or Social Insurance in accordance with any Applicable Laws prior to the Completion;

8.1.2.4

any indebtedness or liability existing, or arising from facts existing, before Completion, whether or not actual or contingent, known or unknown, disclosed or undisclosed, accrued or not accrued, due or not yet due, including but not limited to any administrative sanction or other loss (including any penalty or fine) of the Group due to inadequate capital and any relevant filing for lease properties; and

8.1.2.5	the failure by the applicable Group Companies to obtain the registration, acquire or obtain a valid licence for use of the Intellectual Property specified in Clause 6.2.1.

8.2	Indemnification of costs of resolving a Relevant Claim

Each of the Warrantors shall jointly and severally indemnify each Investor, and keep such Investor indemnified, on demand against each loss, liability and cost (including, without limitation, fees and costs of legal counsel and other professionals) which such Investor incurs arising (directly or indirectly) out of:

8.2.1	the settlement of any Relevant Claim against the Warrantors or the enforcement of a settlement; and

8.2.2	legal proceedings against the Warrantors in respect of a Relevant Claim in which judgment is given for such Investor or the enforcement of the judgment.

8.3	Limitations

Notwithstanding any other provisions of this Agreement:

8.3.1

the maximum aggregate liability of the Warrantors to each Investor in respect of all claims under Clause 8.1 and all liability and costs under Clause 8.2 shall be limited to the relevant Subscription Price for such Investor set out opposite its name in Part B (Investment Particulars) of Schedule 1 (Investment);

8.3.2

the maximum aggregate liability of the Founder in respect of all claims under Clause 8.1 and all liability and costs under Clause 8.2 shall be limited to the aggregate fair value of all of the shares in the Group Companies held by the Founder as at the date of the Relevant Claim; and

8.3.3

the Warrantors shall have no liability to any Investor unless and until the aggregate amount of the losses suffered or incurred by such Investor exceeds RMB2,000,000, in which case the Warrantors shall only be liable to such Investor for any amount in excess of such threshold.

9.	CONFIDENTIAL INFORMATION

9.1	Confidentiality obligations

Each of the parties undertakes to the other parties that before and after Completion it shall:

9.1.1	not use or disclose to any person Confidential Information it has or acquires;

9.1.2	make every effort to prevent the use or disclosure of Confidential Information; and

9.1.3	procure that each of its Affiliates complies with sub-clauses 9.1.1 and 9.1.2 of this Clause 9.1.

9.2	Exceptions

Clause 9.1 (Confidentiality obligations) does not apply to disclosure of Confidential Information:

9.2.1

to any director, officer or employee of any party whose function requires him to have the Confidential Information on an as-need-to-know basis, in each case only where such persons are under appropriate nondisclosure obligations;

9.2.2

to the extent that it is required to be disclosed by Applicable Laws, by any rule of a listing authority or stock exchange on which any party’s shares are listed or traded, or by any Government Authority with relevant powers to which any party is subject or submits, provided that the disclosure shall, so far as is practicable, be made after consultation with the other parties and after taking into account the other parties’ reasonable requirements as to its timing, content and manner of making or despatch, and shall furnish only that portion of the information that is legally required;

9.2.3

to any adviser (including legal counsel or auditor) for the purpose of advising any party in connection with the transactions contemplated by this Agreement provided that such disclosure is essential for these purposes and that such party procures that such adviser complies with Clause 9.1 (Confidentiality obligations);

9.2.4	by each Investor (a) to its Affiliates, and (b) in connection with a proposed exit, to potential purchasers, investment banks, other intermediaries or any advisers in connection with such purpose; or

9.2.5	to the extent that the disclosing party has given prior written consent to such disclosure.

10.	ANNOUNCEMENTS

10.1	Public announcements

Subject to Clause 10.2 (Exceptions), none of the parties may, before or after Completion, make or send a public announcement, communication or circular concerning the transactions referred to in this Agreement unless it has first obtained the other parties’ written consent, which may not be unreasonably withheld or delayed (provided that each Investor may refuse to be specifically named in any such announcement, communication or circular in its absolute discretion).

10.2	Exceptions

Clause 10.1 (Public announcements) does not apply to a public announcement, communication or circular required by Applicable Laws, by any rule of a listing authority or stock exchange on which any party’s shares are listed or traded, or by any Government Authority with relevant powers to which any party is subject or submits, provided that the public announcement, communication or circular shall, so far as is practicable, be made after consultation with the other parties and after taking into account the reasonable requirements of the other parties as to its timing, content and manner of making or despatch.

11.	COSTS AND TAXES

11.1	Costs

Except where this Agreement or the relevant document provides otherwise, each party shall pay its own costs relating to the negotiation, preparation, execution and performance by it of this Agreement and of each document referred to in it.

11.2	Taxes

Except as otherwise provided in this Agreement, each of the parties shall be responsible for its own Tax liabilities arising from the Subscription under this Agreement.

12.	GENERAL

12.1	Amendment

An amendment of this Agreement is valid only if it is in writing and signed by or on behalf of each party.

12.2	Waiver

The failure to exercise or the delay in exercising a right or remedy provided by this Agreement or by law does not impair or constitute a waiver of such right or remedy. No single or partial exercise of a right or remedy provided by this Agreement or by law prevents further exercise of the right or remedy or the exercise of another right or remedy.

12.3	Remedies not exclusive

Each party’s rights and remedies contained in this Agreement are cumulative and not exclusive of other rights or remedies provided by law. Without limiting the foregoing, the parties hereto acknowledge and agree irreparable harm may occur for which money damages would not be an adequate remedy in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

12.4	Survival

Except to the extent that they have been performed and except where this Agreement provides otherwise, the obligations contained in this Agreement remain in force after Completion.

12.5	Severability

The invalidity, illegality or unenforceability of a provision of this Agreement does not affect or impair the validity of the remainder of this Agreement, and such invalid or unenforceable provision may be replaced by a valid and enforceable provision closest to the original intentions of the parties.

12.6	Counterparts

This Agreement may be executed in any number of counterparts, each of which when executed and delivered is an original and all of which together evidence the same agreement.

12.7	Further assurance

Each of the parties agrees to perform (or procure the performance of) all such acts and things and/or to execute and deliver (or procure the execution and delivery of) all such documents, as may be required by law or as may be necessary or reasonably requested by any Investor for giving full effect to and giving such Investor the full benefit of this Agreement and the other Transaction Documents. Unless otherwise agreed, each party shall be responsible for its own costs and expenses incurred in connection with the provisions of this Clause 12.7.

13.	ENTIRE AGREEMENT

13.1	This Agreement and the other Transaction Documents constitute the entire agreement and supersede any previous agreements between the parties relating to the subject matter of this Agreement.

13.2

Each party acknowledges and represents that it has not relied on or been induced to enter into this Agreement by a representation, warranty or undertaking (whether contractual or otherwise) given by any of the other parties other than the Warranties or as set out in this Agreement or the other Transaction Documents.

13.3

None of the parties is liable to any of the other parties (in equity, contract or tort (including negligence), under the Misrepresentation Ordinance or in any other way) for a representation, warranty or undertaking (whether contractual or otherwise) relating to the subject matter of this Agreement that is not set out in this Agreement or the other Transaction Documents.

13.4	Nothing in this Clause 13 shall have the effect of limiting or restricting any liability arising as a result of any fraud, wilful misconduct or wilful concealment.

14.	ASSIGNMENT

14.1	Assignment by the Investors

Prior to Completion, each Investor (and its successors and assigns) may, without the consent of any other party of this Agreement, assign the benefit of all or any of its rights under this Agreement to its Affiliates.

14.2	No assignment by Company and Founder

None of the Company, the Founder nor the Founder Entity shall assign or in any other way alienate any of its rights under this Agreement whether in whole or in part.

15.	THIRD PARTY RIGHTS

Unless otherwise provided, a person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Ordinance (Chapter 623 of the Laws of Hong Kong) (“Third Parties Ordinance”) to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from the Third Parties Ordinance.

16.	NOTICES

16.1	Format of notice

A notice or other communication under or in connection with this Agreement (a “Notice”) shall be:

16.1.1	in writing;

16.1.2	in the Chinese language; and

16.1.3

delivered personally or sent by a reputable international courier (e.g. FedEx, DHL) or by fax or by email to the party due to receive the Notice at its address or fax number or email address set out in Clause 16.3 (Notice details) or to such other addressee, address or fax number or email address as the party due to receive the Notice may specify by giving the other party due to send the Notice not less than five (5) Business Days’ written notice before the Notice was despatched.

Notwithstanding any other provisions of this Agreement and other Transaction Documents, formal Notice to the Investors in connection with Clause 2.3.2, 2.6.2, 4.2.1, 5.4.1, 7.2 and 14.3 of the Shareholders Agreement shall be in the English language.

16.2	Deemed delivery of notice

Unless there is evidence that it was received earlier, a Notice is deemed to have been duly given if:

16.2.1	delivered personally, when left at the address set out in Clause 16.3 (Notice details);

16.2.2	sent by a reputable international courier, three (3) Business Days after posting it;

16.2.3	sent by fax, when confirmation of its transmission has been recorded by the sender’s fax machine; and

16.2.4	sent by email, when confirmation of delivery has been recorded by the sender’s email box.

16.3	Notice details

The address, phone number, fax number (if any), the email address and the addressee for the purpose of sub-clause 16.1.3 of Clause 16.1 are set out in Schedule 6 (Notice details).

17.	GOVERNING LAW AND JURISDICTION

17.1	Governing law

This Agreement and the arbitration agreement contained herein are governed by, and shall be construed in accordance with, the laws of Hong Kong.

17.2	Arbitration

Any dispute, controversy or claim arising in any way out of or in connection with this Agreement, or the breach, termination or invalidity thereof (whether contractual, pre-contractual or non-contractual) shall be settled by binding arbitration administered by the Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the HKIAC Administered Arbitration Rules in force as at the date of this Agreement (“Rules”), which Rules are deemed to be incorporated by reference into this Clause and as may be amended by the rest of this Clause. The seat of the arbitration shall be Hong Kong.

17.3	Appointment of arbitrators

The arbitration tribunal shall consist of three arbitrators to be appointed in accordance with the Rules.

17.4	Arbitration proceedings and award

The language to be used in the arbitral proceedings shall be English and any arbitral award shall be given in English. Nothing in this Clause 17.4 shall be construed as preventing any party from seeking conservatory or interim relief from any court of competent jurisdiction. Any award shall be final and binding upon the parties from the day it is made. The parties undertake to carry out each and every arbitral award without delay.

18.	GOVERNING LANGUAGE

This Agreement is written in English. If this Agreement is translated into another language, the English version shall prevail.

[Remainder of page intentionally left blank]

SCHEDULE 1

INVESTMENT

1

SCHEDULE 2

SHARE CAPITALISATION

2

SCHEDULE 3

WARRANTIES

3

SCHEDULE 4

ACTIONS PENDING COMPLETION

4

SCHEDULE 5

KEY MANAGERS

5

SCHEDULE 6

NOTICE DETAILS

6

EXHIBIT 1

DISCLOSURE LETTER

7

EXHIBIT 2

FORM OF SHAREHOLDERS AGREEMENT

8

EXHIBIT 3

FORM OF ARTICLES OF ASSOCIATION

9

EXHIBIT 4

FORM OF IDG ONSHORE LOAN AGREEMENT

10

EXHIBIT 5

FORM OF IDG PROMISSORY NOTE

11

EXECUTED by the parties on the date first written above:

Waterdrop Inc.

By:	/s/ SHEN Peng
Name:	SHEN Peng
Title:	Director

SHEN Peng

By:	/s/ SHEN Peng

First Principles Z Holdings Limited

By:	/s/ SHEN Peng
Name:	SHEN Peng
Title:	Director

Waterdrop Group HK Limited
(水滴集團(香港)有限公司)

By:	/s/ SHEN Peng
Name:	SHEN Peng
Title:	Director

Waterdrop Inc.

Signature Page to Series D Subscription Agreement

EXECUTED by the parties on the date first written above:

Wallbanck Brothers Financial Services (HK) Limited

(華伯特金融服務(香港)有限公司 )

By:	/s/ SHEN Peng
Name:	SHEN Peng
Title:	Director

WATERDROP INTERNATIONAL PTE. LTD.

By:	/s/ SHEN Peng
Name:	SHEN Peng
Title:	Authorized Signatory

Waterdrop Inc.

Signature Page to Series D Subscription Agreement

EXECUTED by the parties on the date first written above:

Beijing Absolute Health Ltd. (北京健康之家科技有限公司) (seal)

[Company seal is affixed]

By:	/s/ SHEN Peng
Name:	SHEN Peng
Title:	Legal Representative

Beijing Zongqing Xiangqian Technology Co., Ltd. (北京纵情向前科技有限公司)(seal)

[Company seal is affixed]

By:	/s/ SHEN Peng
Name:	SHEN Peng
Title:	Legal Representative

Beijing Shuidi Hubao Technology Co., Ltd. (北京水滴互保科技有限公司)(seal)

[Company seal is affixed]

By:	/s/ SHEN Peng
Name:	SHEN Peng
Title:	Legal Representative

Beijing Shuidi Hulian Technology Co., Ltd (北京水滴互联科技有限公司)(seal)

[Company seal is affixed]

By:	/s/ SHEN Peng
Name:	SHEN Peng
Title:	Legal Representative

Beijing Zhuiqiu Jizhi Technology Co., Ltd. (北京追求极致科技有限公司)(seal)

[Company seal is affixed]

By:	/s/ SHEN Peng
Name:	SHEN Peng
Title:	Legal Representative

Waterdrop Inc.

Signature Page to Series D Subscription Agreement

EXECUTED by the parties on the date first written above:

SWISS RE PRINCIPAL INVESTMENTS COMPANY ASIA PTE. LTD.

By:	/s/ NINA ZHOU
Name:	NINA ZHOU
Title:	Authorized Signatory

By:	/s/ LEE SENG CHUEN
Name:	LEE SENG CHUEN
Title:	Authorized Signatory

Waterdrop Inc.

Signature Page to Series D Subscription Agreement

EXECUTED by the parties on the date first written above:

POPULAR FESTIVE LIMITED

By:	/s/ Chi Sing Ho
Name:	Chi Sing Ho
Title:	Authorized Signatory

Waterdrop Inc.

Signature Page to Series D Subscription Agreement